UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41766	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 410 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 21, 2024, Vitro BioPharma, Inc. (the “Company”) entered into amendment No. 2 (the “Alchemy Amendment”) to the Company’s consulting agreement, dated November 16, 2023 (the “Alchemy Amendment”) with Alchemy Advisory LLC (“Alchemy”). Pursuant to the Alchemy Amendment, the remaining equity fee payable to Alchemy under the Consulting Agreement (in addition to the 30,000 restricted shares of common stock previously issued to Alchemy thereunder) will be 60,000 pre-funded warrants (and not 60,000 further restricted shares of common stock); provided that the shares of common stock issuable upon exercise of such pre-funded warrants (and such 30,000 restricted shares of common stock) will be registered for resale in the Company’s registration statement filed with the Securities and Exchange Commission with respect to the Company’s initial public offering or direct listing.

On June 21, 2024, the Company entered into a letter agreement (the “Target Agreement”) with Target Capital 16 LLC (“Target”) (as affiliate of Alchemy). Pursuant to the Target Agreement, the maturity date of the senior secured convertible notes (the “Notes”) of the Company held by Target, in the aggregate original principal amount of $3,750,000, was extended by 60 days, to October 16, 2024 (the “Original Final Maturity Date”), provided that, if the Company (A) will have been diligently pursuing the consummation of a Liquidity Event (as defined in the Notes) through such date (as evidenced by the filing of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended) and (y) will have delivered an extension notice, then the Original Final Maturity Date will be extended to November 16, 2024 (the “Extended Final Maturity Date”), and (B) will have consummated a Liquidity Event on or before the Original Final Maturity Date or Extended Final Maturity Date, then the Extended Final Maturity Date will be extended by 180 days from the date of such consummation.

The Target Amendment also provides if, at the time (x) a Liquidity Event will have occurred and (y) the underlying shares are registered for resale under the Securities Act, a portion of the Notes, up to the lesser of (x) the amount that would result in the holder exceeding the 9.99% beneficial ownership limitation under the Notes, and (y) $2,500,000 original principal amount, will automatically convert into shares of common stock; provided that: (1) all such shares must have been registered for resale, and (2) any conversion will be at a conversion price equal to the product of the Liquidity Event Price (as defined in the Notes) and 60%.

Pursuant to the Target Amendment, the Company issued to Target pre-funded warrants to purchase 1,000,000 shares of common stock (the “Pre-funded Warrants”). The Pre-funded Warrants have an exercise price of $0.01 and may be exercised at any time until all Pre-funded Warrants are exercised in full. In addition, Target executed a lock-up agreement (the “Lock-Up Agreement”) pursuant to which Target agreed that it will not, subject to certain exceptions, for a period commencing June 21, 2024, until 60 days after the date of the final prospectus for the Company’s planned public offering, directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of the Company’s common stock, or any securities convertible into shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

The foregoing descriptions of the Alchemy Amendment, Target Agreement, Pre-funded Warrants, and Lock-Up Agreement are qualified by reference to the full text of such documents, which are incorporated by reference as exhibits to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Alchemy Amendment
10.2	Target Agreement
10.3	Pre-funded Warrants
10.4	Lock-Up Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: June 27, 2024	By:	/s/ Christopher Furman
	Name:	Christopher Furman
	Title:	Chief Executive Officer